DISTRIBUTION AGREEMENT

         This Distribution Agreement ("Agreement") is entered into as of May 14, 1999 (the "Effective Date"), by and between Inktomi Corporation, a Delaware corporation with its principal place of business at 1900 South Norfolk Street, Suite 310, San Mateo, California, 94403 ("Inktomi") and powerize.com, Inc., a Delaware corporation with its principal place of business at 901 Elkridge Landing Road, Suite 350 Linthicum, Maryland, 21090 ("Powerize").

                                    RECITALS

         A. Powerize offers its customers an advanced index and database of business oriented content that can be searched and retrieved by its customers.

         B. Inktomi provides search engine services to Web site customers utilizing certain technology for indexing and searching the Web.

         C. Powerize and Inktomi on the same date herewith entered into an Information Services Agreement pursuant to which Powerize has retained Inktomi to host its index on a dedicated search cluster.

         D. Powerize and Inktomi desire to work together to solicit Inktomi customers to become subscribers to the Powerize services.

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein the parties agree as follows:

                                    AGREEMENT

1. Definitions. For purposes of this Agreement, the following terms will have the indicated meanings:

         1.1. "Information Services Agreement" means the Information Services Agreement executed by and between Inktomi and Powerize dated May 14, 1999.

         1.2. "Inktomi Customers" means all current and future search engine and directory engine customers of Inktomi.

         1.3. "Inktomi Data Center" means a location housing an Inktomi search or directory engine.

         1.4. "Intellectual Property Rights" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide.

CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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         1.5. "Powerize Database" means the compilation of business content that is owned or licensed by Powerize.

         1.6. "Powerize Dedicated Search Cluster" means the dedicated search cluster service provided by Inktomi to Powerize in connection with the Information Services Agreement that stores the Title Database.

         1.7. "Powerize Data Engine" means the system of computer hardware and software operated by Powerize that processes queries from the Title Database and Powerize Database and produces the appropriate business information requested from its users.

         1.8. "Powerize Service" means the service of providing users the ability to search and retrieve documents from the Title Database and the Powerize Database as described on Exhibit A.

         1.9. "Powerize Technology" means the Title Database, the Powerize Database and the Powerize Data Engine and all other computer software, technology and/or documentation supplied by Powerize in connection with this Agreement, including without limitation all source code and object code therefor and all algorithms, ideas and Intellectual Property Rights therein.

         1.10. "Subscriber" means a person or entity that: (i) concurrently with becoming an Inktomi Customer; or (ii) is or subsequently becomes an Inktomi Customer that, becomes a subscriber of the Powerize Service.

         1.11. "Term" shall have the meaning indicated in Article 9.

         1.12. "Title Database" means the compilation of titles, URLs and synopses of the business content contained in the Powerize Database that includes pointers to the applicable content in the Powerize Database.

         1.13. "Web" means the so-called World Wide Web, containing, inter alia, pages written in hypertext markup language (HTML) and/or any similar successor technology.

         1.14. "Web page" means a document on the Web which may be viewed in its entirety without leaving the applicable distinct URL address.

         1.15. "Web site" means a collection of inter-related Web pages.

2. Offering/Promotion/Training and Support.
   ---------------------------------------

         2.1. Offering. Powerize grants Inktomi a non-transferable, non-exclusive worldwide license for Inktomi and/or Subscribers and their users the ability to search, retrieve data from the Title Database using Inktomi Technology and display such results on a Web page.

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CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         2.2. Promotion. Inktomi shall use reasonable commercial efforts to promote and market the Powerize Service to Inktomi Customers to encourage Inktomi Customers to become Subscribers. Powerize acknowledges that nothing in this Agreement shall constitute a promise, warranty or guarantee that Inktomi will be able to convince any Inktomi Customers to become Subscribers.

         2.3. Training and Support. Powerize shall, at its own expense, provide Inktomi any and all assistance in connection with the promotion of the Powerize Service which shall include: (i) providing Inktomi personnel training on the use and operation of the Powerize Service; (ii) providing Inktomi any and all marketing or other sales materials that would assist Inktomi in promoting the Powerize Service ("Marketing Materials"); and (iii) providing Inktomi any and all assistance reasonably requested by Inktomi.

         2.4. Co-Marketing. Inktomi and Powerize shall work together to develop a marketing plan for the Powerize Service that is acceptable to both parties. Such marketing plan may include Powerize and Inktomi participation in the types of activities set forth on Exhibit A.

         2.5. Terms of Service. Inktomi shall require that any Inktomi Customer that becomes a Subscriber to agree to abide by the terms and conditions set forth on Exhibit B, and other terms and conditions that may be agreed upon by Inktomi and Powerize. Inktomi shall require Subscribers to maintain textual attribution as a condition of receiving the Powerize Service. Inktomi shall use its commercially reasonable efforts to convince Subscribers to display a graphic Powerize attribution.

3.       Powerize Service.
         -----------------

         3.1. Powerize Service. Powerize shall use the Powerize Data Engine to provide the Powerize Service, when and as requested by end users of Web sites operated by Subscribers. Powerize shall provide the Powerize Service in a professional manner and otherwise in accordance with the functionality specifications and performance criteria set forth on Exhibit A. Powerize, at its expense, shall provide all disk storage, server capacity and other hardware and software required to run the Powerize Service and Powerize Data Engine and perform the services. Powerize, at its expense, shall provide leased data transmission capacity (bandwidth) to each Inktomi Data Center requested by Inktomi within thirty (30) days following such request so as to receive the Powerize Service requests and return the appropriate information. Inktomi shall send requests to the Powerize Data Engine by redirecting them to the Powerize Dedicated Search Cluster or to another location agreed upon by the parties. Powerize shall, at its expense, provide such bandwidth as necessary to return any and all data resulting from such request to Subscriber.

         3.2.     Support.
                  --------

         (a) Powerize shall maintain the Title Database and Powerize Database as set forth on Exhibit A.

         (b) Powerize shall provide 24 x 7 support to Inktomi regarding the operation of the Powerize Data Engine, and shall respond promptly to Inktomi and resolve support cases in the time frames set forth on Exhibit C.

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CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         (c) Powerize shall bear all responsibility for supporting Subscribers and/or their users in connection with the use of the Powerize Service.

         3.3. Technical Engineering Plan. Inktomi and Powerize shall work in good faith to develop a technical engineering plan to implement the Powerize Service ("Technical Engineering Plan"). Inktomi and Powerize shall work in good faith to implement the Technical Engineering Plan within one-hundred twenty
(120) days of the Effective Date.

4.       Intellectual Property Licenses/Ownership.
         -----------------------------------------

         4.1. Powerize Dedicated Search Cluster. Powerize grants Inktomi a non-transferable, non-exclusive, world-wide, royalty-free license to directly access and use the Powerize Dedicated Search Cluster solely in connection with connecting Subscribers to the Powerize Service.

         4.2. Marketing Materials. Powerize grants Inktomi a non-transferable, non-exclusive, royalty-free license to reproduce, modify, use and incorporate all or portions of the Marketing Materials solely in connection with the exercise and/or fulfillment of Inktomi's marketing rights and/or obligations under this Agreement.

         4.3. Trademark Licenses. Inktomi hereby grants Powerize a non-transferable, non-exclusive, royalty-free license to display the Inktomi trademarks during the Term solely in connection with the exercise and/or fulfillment of any and all marketing rights and/or obligations under this Agreement. Powerize hereby grants to Inktomi a non-transferable, non-exclusive, royalty-free license under Powerize's trademarks during the Term solely in connection with the exercise and/or fulfillment of any and all marketing rights and/or obligations under this Agreement, which shall include Inktomi's right to advertise Powerize as an Inktomi customer. Promptly following the Effective Date, each party will provide to the other party its trademark usage guidelines, as such guidelines may be amended from time to time. All uses of trademarks as set forth above shall be in accordance with such guidelines. For uses outside of such guidelines, a party will submit all materials of any kind containing the other party's nonconforming trademarks to the other party before release to the public for inspection, and such other party will have the right to approve or disapprove such material prior to its distribution. Except as set forth in this Section, nothing in this Agreement shall grant or shall be deemed to grant to one party any right, title or interest in or to the other party's trademarks. All use of Powerize's trademarks by Inktomi shall inure to the benefit of Powerize, and all use of Inktomi trademarks by Powerize shall inure to the benefit of Inktomi. At no time during or after the Term shall one party challenge or assist others to challenge the trademarks of the other party (except to the extent such restriction is prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party.

5.       Payments/Consideration.
         ----------------------

         5.1. By Powerize. In consideration of the distribution services provided by Inktomi under this Agreement:

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CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         (a) Powerize shall pay Inktomi a nonrefundable annual distribution fee [*] ("Distribution Fee"). The Distribution Fee shall be paid by Powerize as follows [*]. All subsequent Distribution Fees shall be paid monthly thereafter.

         (b) Powerize shall pay Inktomi [*] of the Net Revenues derived from a Subscriber's user's access of content contained or referenced in the Powerize Database. "Net Revenues" shall mean as the gross revenues derived from a Subscriber's user's access of content contained or referenced in the Powerize Database less the cost of the content paid by Powerize to Powerize's suppliers less charges applied for credit card (e.g. Visa/Mastercard/AMEX) processing and other similar charges as mutually agreed upon by the parties.

         (c) Powerize shall pay [*] of the net revenues received by Powerize from Web pages originated by Powerize generated at the request of a Subscriber's user.

         (d) Powerize shall pay Inktomi will share up [*]of the net revenues received by Powerize from Web pages originated by Powerize generated at the request of a Subscriber's user ("Revenue"). To the extent that Inktomi is obligated to pay a Subscriber less [*] of Revenue, Powerize shall pay Inktomi an additional amount of Revenue equal [*]of the difference between [*] of Revenue and the amount of Revenue actually owed to Subscriber by Inktomi. Inktomi shall inform Company monthly of the percentage of Revenue owed by Subscribers to Inktomi.

         (e) Concurrently with the execution of this Agreement, Powerize shall execute and deliver to Powerize a warrant to purchase shares of Powerize Common Stock in the form attached hereto as Exhibit D.

         5.2. By Inktomi. In consideration of the licenses granted under this
              -----------
Agreement:

         (a) Inktomi shall pay Powerize a nonrefundable annual fee of: [*] ("License Fee"). The License Fee shall be paid by Inktomi as follows: [*] All subsequent License Fees shall be paid monthly thereafter; and

         (b) Inktomi shall pay Powerize the greater of: [*]for Web pages of Subscribers containing content from the Title Database. Web pages: (x) displayed for test or demonstration purposes; or (y) displaying no results from the Title Database shall not be counted for purposes of calculating the fees in this Section.

         5.3. Payment. With regard to payments owed by one party to the other pursuant to Sections 5.1(b), 5.1(c) and 5.2(b), each party [*] after the end of each calendar month with respect to which the owing party owes the other party any fees as set forth above, the owing party shall provide the other party with a statement, together with payment for any amount shown thereby to be due to the other party. The fee statement shall be based upon the calculations set forth above during the month then ended, and shall contain information reasonably sufficient to discern how the fees, if any, were computed. All statements and all other accounts rendered by the owing party to the other party shall be binding upon the other party and not subject to any objections by the other party for any reason unless specific objection in writing, stating the basis thereof, is received by the owing party within one (1) year from the date rendered.

                                       5


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         5.4. Records. Each party agrees to keep all proper records and books of account and all proper entries therein relating to the fee calculations made under Sections 5.1(b), 5.1(c) or 5.2(b) as the case may be. Such records and books of account shall be maintained for a one (1) year period following the year in which any payments pertaining to such revenue were due. Each party (as the recipient) shall have the right to examine the other party's records and books of account from time to time but no more than once every six (6) months to verify statements rendered under Sections 5.1(b), 5.1(c) or 5.2(b). Such examination shall be conducted at reasonable times during the audited party's normal business hours and upon at least ten (10) business days' advance notice and in a manner so as not to interfere unreasonably with the conduct of the audited party's business. If any such examination indicates that the audited party has underpaid or overpaid the other party for any particular period, then Powerize or Inktomi, as the case may be, shall promptly remit the difference to the other party.

         5.5. Taxes.
              ------

         (a) Powerize. All amounts to be paid by Powerize to Inktomi herein are exclusive of any federal, state, municipal or other governmental taxes, including franchise, sales, use, value added, property or similar tax, now or hereafter imposed on Inktomi (excluding taxes on the net income of Inktomi). Such charges shall be the responsibility of Powerize and may not be passed on to Inktomi, unless they are owed solely as a result of entering into this Agreement and are required to be collected from Inktomi by Powerize under applicable law. Powerize takes full responsibility for all such taxes, including penalties, interest and other additions thereon and agrees to indemnify, defend and hold Inktomi harmless from any claims, causes of action, costs (including without limitation reasonable attorneys fees), penalties, interest charges and other liabilities of any nature whatsoever.

         (b) Inktomi. All amounts to be paid by Inktomi to Powerize herein are exclusive of any federal, state, municipal or other governmental taxes, including franchise, sales, use, value added, property or similar tax, now or hereafter imposed on Powerize (excluding taxes on the net income of Powerize). Such charges shall be the responsibility of Inktomi and may not be passed on to Powerize, unless they are owed solely as a result of entering into this Agreement and are required to be collected from Powerize by Inktomi under applicable law. Inktomi takes full responsibility for all such taxes, including penalties, interest and other additions thereon and agrees to indemnify, defend and hold Inktomi harmless from any claims, causes of action, costs (including without limitation reasonable attorneys fees), penalties, interest charges and other liabilities of any nature whatsoever.

         5.6. Payment. All fees quoted and payments made hereunder shall be in U.S. Dollars. Each party shall pay all amounts due under this Agreement to the other party at the address indicated at the beginning of this Agreement or such other location as designated by such party in writing.

6.       Confidentiality.
         ----------------

         6.1. Definition of Confidential Information. All information and documents disclosed or produced by either party in the course of this Agreement which are disclosed in written form and identified by a marking thereon as proprietary, or oral information which is defined at the time of disclosure and confirmed in writing within ten (10) business days of its disclosure, shall be deemed the "Confidential Information" of the disclosing party.

                                       6


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         6.2. Treatment of Confidential Information. Each party agrees to protect the other party's Confidential Information in the same manner as such party protects its own Confidential Information of substantially similar proprietary value, but in no case less than reasonable care. Each party agrees that it will use the Confidential Information of the other party only for the purposes of this Agreement and that it will not divulge, transfer, sell, license, lease, or otherwise disclose or release any such information or documents to third parties, with the exception of: (i) its employees or subcontractors who require access to such for purposes of carrying out such party's obligation hereunder; and (ii) persons who are employed as auditors by a public accounting firm or by a federal or state agency. Each party will use reasonable efforts to advise any person obtaining Confidential Information that such information is proprietary and to obtain a written agreement obligating such person to maintain the confidentiality of any Confidential Information belonging to the party or its suppliers.

         6.3. No Other Confidential Information. Neither party shall have any obligation under this Article 6 for information of the other party which the receiving party can substantiate with documentary evidence that has been or is:
(i) developed by the receiving party independently and without the benefit of information disclosed hereunder by the disclosing party; (ii) lawfully obtained by the receiving party from a third party without restriction and without breach of this Agreement; (iii) publicly available without breach of this Agreement;
(iv) disclosed without restriction by the disclosing party to a third party; or
(v) known to the receiving party prior to its receipt from the disclosing party.

         6.4. Independent Development. Each party, as a discloser of Confidential Information, understands that the other party, as recipient, may currently or in the future be developing information internally, or receiving information from other parties that may be similar to the disclosing party's information. Accordingly, nothing in this Agreement will be construed as a representation or inference that a party as a receiving party will not develop products or services, or have products or services developed or provided for it that, without violation of this Agreement, compete with the products or services contemplated by a disclosing party's Confidential Information.

         6.5. Publicity. Powerize may not disclose to any third party any investment position or warrant position held by Inktomi in Powerize, unless Inktomi has consented to such disclosure in writing or unless such disclosure is required by law (and in the case of the latter, only after Powerize has taken all reasonable steps to narrow the disclosure or seek confidential treatment of the information).

7.       Warranties.
         -----------

         7.1. By Powerize. Powerize represents and warrants that: (a) it has full power and authority to enter into this Agreement and to grant the rights and perform the Powerize Service set forth herein; (b) it has not previously and will not grant any rights in the Powerize Technology or the Powerize Service to any third party that are inconsistent with the rights granted to Inktomi hereunder; (c) throughout the Term, the Powerize Technology and the Powerize Service shall be free of material errors and defects and shall perform in strict accordance with the functionality specifications and performance criteria set forth on Exhibit A; provided, that, in the case of failure to perform in strict accordance with any non-material functionality specifications or performance criteria, if such failure is cured within ten days of notice to Powerize, such failure shall not be deemed a breach of this warranty; and (d) the operation of the Powerize Data Engine to provide the Powerize Service, the Powerize Service and/or the Powerize Technology do not and will not infringe any copyright, patent, trade secret, or other proprietary right held by any third party, and Powerize has no knowledge of any allegations of any such infringement.

                                       7


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         7.2. By Inktomi. Inktomi represents and warrants that it has full power and authority to enter into this Agreement.

8.       Indemnification.

         8.1. By Powerize. Powerize shall, at its expense and Inktomi's request, defend any third party claim or action brought against: (i) Inktomi, and Inktomi's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors ("Inktomi Party"), which, if true, would constitute a breach of any warranty, representation or covenant made by Powerize under this Agreement, and (ii) the Inktomi Parties and/or Subscribers in connection with any Powerize Service; and Powerize shall hold the Inktomi Parties and/or Inktomi Customers ("Indemnified Party") (as the case may be) harmless from and against any costs, damages and fees reasonably incurred by an Indemnified Party, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Inktomi shall provide Powerize: (a) reasonably prompt notice in writing of any such claim or action and permit Powerize, through counsel mutually acceptable to Inktomi and Powerize, to answer and defend such claim or action; and (b) information, assistance and authority, at Powerize's expense, to help Powerize to defend such claim or action. Powerize will not be responsible for any settlement made by Inktomi without Powerize's written permission, which permission will not be unreasonably withheld.

         8.2. By Inktomi. Inktomi shall, at its expense and Powerize request, defend any third party claim or action brought against Powerize, and Powerize subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, which, if true, would constitute a breach of any warranty, representation or covenant made by Inktomi under this Agreement, and Inktomi will hold Powerize harmless from and against any costs, damages and fees reasonably incurred by Powerize, including but not limited to fees of attorneys and other professionals, that are attributable to such claim. Powerize shall provide Inktomi: (i) reasonably prompt notice in writing of any such claim or action and permit Inktomi, through counsel mutually acceptable to Powerize and Inktomi, to answer and defend such claim or action; and (ii) information, assistance and authority, at Inktomi's expense, to help Inktomi to defend such claim or action. Inktomi will not be responsible for any settlement made by Powerize without Inktomi's written permission, which permission will not be unreasonably withheld.

         8.3. Separate Counsel; Reimbursement. An indemnified party shall have the right to employ separate counsel and participate in the defense of any claim or action. The indemnifying party shall reimburse the indemnified party upon demand for any payments made or loss suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this Article 8.

         8.4. Settlement. The indemnifying party may not settle any claim or action under this Article 8 without first obtaining the indemnified party's written permission, which permission will not be unreasonably withheld. In the event Inktomi and Powerize agree to settle a claim or action, each party agrees not to publicize the settlement without first obtaining the other's written permission, which permission will not be unreasonably withheld.

         8.5. Proprietary Rights Infringement. Without limiting any of Inktomi's rights or remedies, in the event of any breach or alleged breach by Powerize of
Section 7.1(d), Powerize shall notify Inktomi

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CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

and shall at Powerize's expense (i) procure for Inktomi all rights necessary so that Powerize shall not be in breach of Section 7.1(d), or (ii) modify the pertinent item or infringing part thereof, or replace the infringing software with other software having substantially the same or better capabilities. If neither of the foregoing is commercially practicable to achieve within a reasonable period of time, then, in addition to any other rights and remedies available to Inktomi, Inktomi may immediately terminate this Agreement.

Commission

9.       Term and Termination.
         ---------------------

         9.1. Term. The term of this Agreement (the "Term") shall commence on the Effective Date and shall continue in force for a period of three (3) years thereafter, unless earlier terminated as provided herein.

         9.2. Termination by Inktomi. In addition to any other rights and/or remedies that Inktomi may have under the circumstances, all of which are expressly reserved, Inktomi may suspend performance and/or terminate this Agreement immediately upon written notice at any time if: (a) Powerize is in breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Article 6, and fails to cure that breach within thirty (30) days after written notice thereof; or (b) Powerize is in material breach of Article 6; or (c) Powerize becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under any bankruptcy law filed against it which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any part thereof; or
(d) Powerize and/or its stockholders enter into any agreement (including without limitation any merger agreement, asset sale agreement, or stock purchase agreement), the consummation of which would or could result in the transfer of voting control or all or substantially all of its assets to any company that provides, or that controls, is controlled by or is under common control with any company that provides, Internet search engine services to other companies on an OEM basis.

         9.3. Termination by Powerize. In addition to any other rights and/or remedies that Powerize may have under the circumstances, all of which are expressly reserved, Powerize may suspend performance and/or terminate this Agreement immediately upon written notice at any time if: (a) Inktomi is in breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Article 6, and fails to cure that breach within thirty (30) days after written notice thereof; or (b) Inktomi is in material breach of Article 6; or (c) Inktomi becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency, or suffers or permits the commencement of any form of insolvency or receivership proceeding, or has any petition under any bankruptcy law filed against it which petition is not dismissed within sixty (60) days of such filing, or has a trustee or receiver appointed for its business or assets or any part thereof.

         9.4. Survival. In the event of any termination or expiration of this Agreement for any reason, Articles and Sections 1, 5.3, 5.4, 5.5, 6, 8, 10, 11, 12 and this Section 9.4 shall survive termination. Neither party shall be liable to the other party for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

10.      Remedies.
         ---------
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CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         10.1. Equitable Remedies. Each party acknowledges that its breach of the confidentiality restrictions contained herein would cause irreparable harm to the other party, the extent of which would be difficult to ascertain. Accordingly, each party agrees that, in addition to any other remedies to which he other party may be legally be entitled, such party shall have the right to seek injunctive relief in the event of a breach of such sections by the other party or any of its officers, employees, consultants or other agents.

         10.2. No Termination. Except as expressly set forth in Section 9.3 above, no breach of this Agreement by Inktomi shall entitle Powerize to terminate or rescind this Agreement or to injunctive or other equitable relief, it being agreed that Inktomi's sole remedy, if any, in the event of such a breach shall be an action for damages; provided, however, that such waiver shall not prohibit Inktomi from seeking an injunction with respect to any violation of Powerize's Intellectual Property Rights so long as such injunctive relief shall not result in the limitation, restriction or termination of Inktomi's rights hereunder or prevent the provision of an Inktomi service, including its search functionality, in compliance with the terms of this Agreement by Inktomi or any Inktomi Customer. Notwithstanding the foregoing, Powerize shall have the right to suspend its provision of services under this Agreement if Inktomi fails to pay any amounts due under Article 5.2(b) more than sixty (60) days after the date such payment is owed. Upon payment of such invoice, Powerize shall immediately resume providing the services under this Agreement.

11. Limitation of Liability. In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenues, use or loss or corruption of data incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of the possibility of such damages.

12.      Miscellaneous.
         --------------

         12.1. Capacity. Each party further acknowledges that it has read this Agreement, understands it and agrees to be bound by it. Each party acknowledges that such party has not been induced to enter into such agreements by any representations or statements, oral or written, not expressly contained herein or expressly incorporated by reference.

         12.2. Notice. Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section.

         12.3. Assignment. Neither party may assign its rights or delegate its obligations under this Agreement without the other party's prior written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement.

                                       10


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exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         12.4. No Third Party Beneficiaries. All rights and obligations of the parties hereunder are personal to them. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

         12.5. Governing Law. This Agreement will be governed and construed, to the extent applicable, in accordance with United States law, and otherwise, in accordance with California law, without regard to conflict of law principles. Excluding claims relating to Intellectual Property Rights, any dispute or claim arising out of or in connection with this Agreement shall be finally settled by binding arbitration in San Mateo County, California under the Commercial Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         12.6. Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

         12.7. Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder during any event of FORCE MAJEURE.

         12.8. Compliance with Law. Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

         12.9. Waiver. The failure of either party to require performance by the other party of any provision shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

         12.10. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

         12.11. Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such paragraph, or in any way affect such agreements.

         12.12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which will be considered an original, but all of which together will constitute one and the same instrument.

         12.13. Entire Agreement. This Agreement, and the Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any other prior or collateral agreements with respect to the subject matter hereof. Any amendments to this Agreement must be in writing and executed by an officer of the parties.

                                       11

CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties have caused this Distribution Agreement to be signed by their duly authorized representatives.

INKTOMI CORPORATION                                  POWERIZE, INC.

By: /s/ Edwin R. Addison                             By:/s/ Jerry Kennelly
   ---------------------                                ------------------

Name:Edwin R. Addison                               Name:Jerry Kennelly
     ----------------                                    -----------------

Title:CEO                                            Title:CFO
     ----------------                                      ---------------
      5/4/99

                                       12


CONFIDENTIAL TREATMENT REQUESTED
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exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT

POWERIZE SERVICE

The Powerize Service is a service that allows users to search for business content. The Powerize Service operates as follows: (i) the user types in a query; (ii) in response to such query, a search of the Title Database is conducted and the results from the Title Database (comprising of document titles and/or synposes) are displayed to the user; (iv) upon presentation of results from the Title Database, a user can select a result display an abstract of the document; (v) the user may then request the full text of such document for a fee; and (vi) such document is retrieved from the Powerize Database and displayed.

CO-MARKETING ACTIVITIES

To be agreed upon by the parties within thirty (30) days of the Effective Date.

[PERFORMANCE CRITERIA]

         1. Uptime. Uptime reliability of the Powerize Service must be [*] rolling period. Uptime is defined as a state of operation during which Inktomi can [*].

         2. Response Time. The average time to return the results from an Powerize Service must be equal to or less than 500 milliseconds, which such time period does not include the retrieval of such Web page. This time is measured starting from when Powerize receives the query, and ending when Powerize transmits the results.

         3. Availability. Powerize shall ensure that the Powerize Services are accessible by Inktomi and Subscribers in a form and format acceptable to the parties in accordance with the Technical Engineering Plan.

         4. Other Attributes.
            ----------------


         Powerize shall ensure that all requests redirected to Powerize are handled with the same efficiency, functionality and level of service (including freshness of data) as such services are provided to other users of Powerize customers as measured over three (3) day periods of time.

                                      A-1

CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT B
                                     TO THE
                             DISTRIBUTION AGREEMENT

                            POWERIZE TERMS OF SERVICE

                                      [TBD]

   THE TERMS OF SERVICE WILL INCLUDE A STATEMENT THAT POWERIZE WILL HAVE THE
    ABILITY TO SERVE ADS ON WEB PAGES BY POWERIZE THAT DISPLAY DATA FROM THE
                               POWERIZE DATABASE.


                                      B-1


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT C
                                     TO THE
                             DISTRIBUTION AGREEMENT

                               SUPPORT GUIDELINES

1.       Definitions.

         (a) Hours of Operation. Powerize will provide Inktomi with 7 x 24 support as set forth herein.

         (b) Problem. Any error, bug, or malfunction that makes any feature of the Powerize Data Engine perform unpredictably or to otherwise become intermittently unavailable, or that causes the Powerize Data Engine to have a material degradation in response time performance.

         (c) Severe Problem. Any error, bug, or malfunction that causes the Powerize Data Engine to become inaccessible to Inktomi and its Site end users, or that causes any feature of the Powerize Data Engine to become continuously unavailable.

         (d) Enhancement Request. A request by Inktomi to incorporate a new feature or enhance an existing feature of the Powerize Data Engine.

         (e) Fix. A correction, fix, alteration or workaround that solves a Problem or a Severe Problem.

2. Contact points.

         (a) Inktomi Technical Support Personnel. Inktomi will designate no more than three Inktomi employees as qualified to contact Powerize for technical support.

         (b) Powerize Technical Support Personnel. Powerize will ensure that its Technical Support Personnel are adequately trained to provide technical support to Inktomi. Powerize will provide Inktomi with a web interface or an email address (the "Support Address"), as well as an email pager address (the "Support Pager") for contacting the Powerize Technical Support Personnel no later than one week prior to initial availability of the Powerize Service (the "Launch Date"). Powerize will also provide Inktomi with contact information for executive escalation personnel no later than one week prior to the Launch Date. Powerize may change its designated Technical Support Personnel and executive escalation personnel at its discretion with reasonable notice to Inktomi.

3. Support procedures.

         (a) All Problems reported by Inktomi Technical Support Personnel to Powerize must be submitted via web site or email to the Support Address.



                                      C-1


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

         (b) If Inktomi believes it is reporting a Severe Problem, Inktomi will accompany its email request with a page via the Support Pager.

         (c) Upon receiving a report from Inktomi, Powerize will determine whether the request is a Problem, a Severe Problem, or an Enhancement Request. Powerize will respond to the request and use reasonable commercial efforts to provide a Fix as described in the support table set forth below.

         (d) Powerize will use commercially reasonable efforts to inform Inktomi Technical Support Personnel of Fixes.

4. Support levels.

         (a) Powerize will provide the following technical support to Inktomi Technical Support Personnel:

---------------------------------------------------------------------------------------------------------------------
                           TYPE OF EMAIL      TARGET RESPONSE TIME
RECEIPT OF EMAIL REQUEST   REQUEST            FROM EMAIL RECEIPT       TARGET FIX TIME AND REPORTING
---------------------------------------------------------------------------------------------------------------------
During business hours or                                               Commercially reasonable best efforts with
other times                Problem            [*]                      weekly status reports to Inktomi
---------------------------------------------------------------------------------------------------------------------
During the hours
between  6:00 a.m and                                                  Commercially reasonable best efforts with
9:00 p.m. Pacific time     Severe Problem     [*]                      daily status reports to Inktomi
---------------------------------------------------------------------------------------------------------------------
                                                                       Commercially reasonable best efforts with
During other times         Severe Problem     [*]                      daily status reports to Inktomi
---------------------------------------------------------------------------------------------------------------------
During business hours or   Enhancement
other times                Requests           [*]                      At Powerize's discretion
---------------------------------------------------------------------------------------------------------------------

In the event Powerize does not respond to Inktomi within the target response time from email receipt set forth above, then Inktomi may contact the following Powerize executive escalation personnel in order:

                  [escalation personnel TBD]



                                      C-2


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Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT D
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                 FORM OF WARRANT







                                       D-1


CONFIDENTIAL TREATMENT REQUESTED
Brackets have been used to identify information which has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.